10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


Fund
Omega
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
"$115,600"
Offering Purchase
0.03%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
"Goldman, Sachs & Co. "
JP Morgan Securities Inc
"Wachovia Capital Markets, LLC"

Fund
Large Company Growth
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
"$57,200 "
Offering Purchase
0.01%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
"Goldman, Sachs & Co. "
JP Morgan Securities Inc
"Wachovia Capital Markets, LLC"


Fund
MidCap Growth
Security
Range Resources
Advisor
EIMCO
Transaction
 Date
4/30/08
Cost
"$50,000 "
Offering Purchase
1.79%
Broker
JP Morgan
Underwriting
JP Morgan Securities Inc
Credit Suisse
Deutsche Bank Securities
Banc of America Securities LLC